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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report dated February 18, 2002, included in this Form 10-K/A, into the company's previously filed Registration Statement File No. 333-92981 on Form S-4, and the Company's previously filed Registration Statement File Nos. 333-60768, 333-05493, 333-26785, 333-69811, 333-69813, 333-87279, and 333-35534 on Form S-8.

/s/ ARTHUR ANDERSEN LLP

Dallas, Texas
April 9, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS